                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement                   [_] Confidential, for Use of the Commission Only (as
                                                        permitted by Rule 14a-6(e)(2))
  [_] Definitive Proxy Statement

  [X] Definitive Additional Materials

  [_] Soliciting Material Pursuant to (S)240.14a-12

                                 [Registrant]
                     (Consulting Group Capital Market Funds)

         [List Other Person(s) or replace with LP24 (total) if blank]
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction applies:

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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

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  (2)  Form, Schedule or Registration Statement No.:

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  (3)  Filing Party:

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  (4)  Date Filed:

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

                             [LOGO] Consulting Group

________________________________________________________________________________
                     Consulting Group Capital Markets Funds

                                   Proposal 1:
To Merge: Mortgage Backed Investments, Multi-Sector Fixed Income Investments and
      Long-Term Bond Investments into Intermediate Fixed Income Investments

                                   Proposal 2:
    TO CHANGE: INVESTMENT OBJECTIVE AND POLICIES OF INTERMEDIATE FIXED INCOME
               INVESTMENTS TO CREATE CORE FIXED INCOME INVESTMENTS
________________________________________________________________________________

                           Frequently Asked Questions

What is the proposed plan to merge the fixed income investments?

On February 3/rd/, 2004, clients holding the Mortgage Backed Investments (TMBUX), Multi-Sector Fixed Income Investments (TMFUX), Long-Term Bond Investments (TTRUX) ("Acquired Funds"), and Intermediate Fixed Income Investments (TIIUX) ("Acquiring Fund") were sent a prospectus/proxy statement regarding a proposal to merge TMBUX, TMFUX and TTRUX into TIIUX and a proposal to change the investment objective of TIIUX, resulting in the creation of a new core fixed income portfolio. Consulting Group ("Consulting Group") and the Board of Trustees determined that the proposals were in the best interests of the Acquired Funds, the Acquiring Fund and their shareholders at a meeting held on December 3, 2003.

When will the Merger take place?

The merger is set to occur on June 4, 2004.

Who received the proxy solicitation?

Shareholders of record on January 22, 2004 in Mortgage Backed Investments, Multi-Sector Fixed Income Investments, Long-Term Bond Investments, and Intermediate Fixed Income Investments received the prospectus/proxy statement via first class mail.

A copy of the prospectus/proxy statement is available on FC Linx > Products & Services > Consulting Group > TRAK > CGCM Document Library.

Will there be a shareholder meeting?

Yes, the shareholder meeting will take place on March 16, 2004.

What information can/can't be shared with clients?

As a Financial Consultant, you may not directly influence the decision of your client; however, you may support the information provided in the prospectus/proxy statement, which outlines the findings of the Board of Trustees and Consulting Group, who recommend that shareholders vote to approve the proposals for the stated reasons.

FOR INTERNAL USE ONLY                   1

How can I advise clients on their voting decision?

You may not directly attempt to influence the voting of your clients; however, you are able to share the information contained in the prospectus/proxy statement, including the rationale behind Consulting Group's recommendation to reorganize the Funds. For more information, see below.

What has Consulting Group identified as the potential benefits of the merger and creation of a Core Fixed Income Portfolio?

As described in the prospectus/proxy statement, Consulting Group explained to the Board of Trustees that due to a combination of factors, including the smaller size of the Acquired Funds, current market conditions and the past performance of the Acquired Funds relative to their respective benchmarks and peer groups, Consulting Group believes shareholders would benefit from a tax-free reorganization into a combined larger fund with similar investment objectives and policies and with a lower total annual expense ratio.

Additionally, the Merger is intended to:
     . Provide for a combined fund with a lower expense ratio (before and after waivers) than that currently available through the Acquired Funds or Acquiring Fund;
     . Eliminate funds with below median performance records as compared to their respective benchmarks and peer groups;
     . Consolidate assets under management in the combined fund, which may provide enhanced opportunities to realize greater economies of scale and increase distribution capabilities;
     . Benefit shareholders with greater economies of scale through lower expense ratios and higher net income distributions over time. This will occur as some of the fixed expenses currently paid by the Acquiring Fund, such as accounting, legal and printing costs, would be spread over a larger asset base;
     . Allow for a more effective implementation of Consulting Group's asset allocation recommendations.

Finally, the change in investment objective and policies of the Acquiring Fund may allow for a more flexible investment strategy, which may afford an opportunity to achieve better performance for the combined fund.

What factors did the Board of Trustees consider in determining to recommend the Reorganization?

As stated in the Proxy solicitation, the Board of Trustees agreed to the merger due to the following:
     . Lower total gross and net annual expense ratio of the Acquiring Fund (before management fee waivers and voluntary expense limitations);
     . The merger would result in a single larger fund, which may increase economic and other efficiencies for the combined Fund;
     . Proposal to waive fees and reimburse expenses on the combined Fund to the extent necessary to cap the combined Fund's annual operating expenses at 0.75% of average net assets;
     . The Acquiring Fund's one-and five-year out-performance over the Acquired Funds, and the performance of the Acquiring Fund in general in comparison with the Acquired Funds;
     . A larger asset base could provide portfolio management benefits for the combined Fund, such as greater diversification and the ability to command more attention from brokers and underwriters;
     . The Funds have the same manager, Consulting Group, the same service providers, the same fundamental investment restrictions and the same redemption features, and that each Fund is a series of the same trust;
     .    Tax-free nature of the Reorganization;
     . Reorganization should not result in a dilution of the Acquiring Fund or the interests of the Acquired Funds' shareholders; Consulting Group will assume the costs associated with the solicitation.

FOR INTERNAL USE ONLY                   2

How will the merger affect Consulting Group's Asset Allocation advice?

Assets already held in the merging funds will remain in their existing asset classes until June 4, 2004, at which point they will be transferred into the Core Fixed Income asset class. Once the merger is complete, a new asset class (Core Fixed Income) will replace the old categories in the TRAK models.

When can the assets be directed into Core Fixed Income Asset Class?

The Core Fixed Income asset class will activate on or about June 4, 2004.

Does this change have any tax consequences for my clients?

If a taxable client postpones fixed income fund changes until June 4, 2004, a gain or loss will not be recognized by a shareholder of the Acquired Funds solely based on the exchange of shares in the Acquired Funds for shares of the Acquiring Fund. However, if clients exchange into TIIUX or redeem shares in any of the Acquired Funds or the Acquiring Fund before June 4, 2004, these transactions will be considered taxable events.

Although the Funds are not aware of any adverse state or local tax consequences of the proposal, they have not requested any ruling or opinion with respect to such consequences and shareholders should consult their own tax adviser with respect to such matters.

How can clients vote on their proxies?

Clients can respond to their proxies by signing and returning the proxy card, voting the proxy online or by contacting the fund's proxy solicitor, Alamo Direct, at 1-866-362-0613.

What other communications/disclosures should my clients expect?

Clients will not receive any additional mailings about the proposals. If the proposals are accepted, it is anticipated that clients will receive a mailing notifying them that the merger is approved, along with other pertinent information. Once the merger is complete, clients will receive confirmation through their quarterly review.

What about new clients or prospects?

New clients or prospects can continue to buy all funds; however, all new clients must be informed of the proposals as disclosed in the prospectus dated December 29, 2003. The existing fixed income asset allocation models will remain in place until June 4, 2004. The merger will be noted by incorporating a footnote on proposal as well as prospectus, monitor and marketing materials.

What are key facts about the new Core Fixed Income Investments?

The merged Core Fixed Income Investments will feature:
     .    Assets of approximately $418 million;
     . 0.75% cap on the total expense ratio; lower than the current series of portfolios. The estimated total expense ratio for the Portfolio of 0.75% as compared to the average expense ratio of 0.90% for the Lipper Intermediate Investment Grade Fund Average;
     . The benchmarks will be the Lehman Brothers Aggregate Bond Index and the Lipper Intermediate Investment Grade Fund Average benchmark

The assets under management and expense ratio for the existing Portfolios, which will be merged into the new Core Fixed Income Investments are:

FOR INTERNAL USE ONLY                   3

  ------------------------------------------------------------------------------
                                                Assets
                  Portfolio                 As of 12/31/03    Expense Ratio
  ------------------------------------------------------------------------------
  Mortgage Backed Investments                 $66 million         0.80% (1)
  ------------------------------------------------------------------------------
  Multi-Sector Fixed Income Investments       $30 million         0.80% (1)
  ------------------------------------------------------------------------------
  Long-Term Bond Investments                  $18 million         1.09% (1)
  ------------------------------------------------------------------------------
  Intermediate Fixed Income Investments      $304 million         0.77% (1)
  ------------------------------------------------------------------------------
  Proposed US Core Fixed Income              $418 million         0.75%
  ------------------------------------------------------------------------------

(1) Expense ratios from the prospectus dated December 29, 2003.

The Portfolio's expense ratio composition is:

  ------------------------------------------------------------------------------
                   Expense Category                  Expense Ratio Component
  ------------------------------------------------------------------------------
  Management Fee                                         0.40%
  ------------------------------------------------------------------------------
  Fund Administration                                    0.20%
  ------------------------------------------------------------------------------
  Other                                                  0.16%
                                                         (estimate)
  ------------------------------------------------------------------------------
  Total Before Waiver                                    0.76%
  ------------------------------------------------------------------------------
  Proposed Consulting Group Expense Waiver              (0.01%)
  ------------------------------------------------------------------------------
  Total Expense Ratio                                    0.75%
  ------------------------------------------------------------------------------

What will be the new breakdown of sub-advisors for the new Core Fixed Income fund?

  ------------------------------------------------------------------------------
                  Sub-Advisor                           Proposed Allocation
  ------------------------------------------------------------------------------
  Pacific Investment Management Company, LLC (PIMCO)        40%
  ------------------------------------------------------------------------------
  BlackRock Financial Management, Inc.                      30%
  ------------------------------------------------------------------------------
  Western Asset Management                                  30%
  ------------------------------------------------------------------------------

What will be the new fixed income funds available in the Consulting Group Capital Markets Fixed Income funds?

Once the merger is complete, the Consulting Group Capital Markets Funds fixed income investment options will consist of the following funds:

     .    Core Fixed Income Investments (TCBUX)
     .    High Yield Investments (THYUX)
     .    International Fixed Income Investments (TIFUX)
     .    Municipal Bond Investments (TMUUX)
     .    Government Money Investments (TGMUX)

FOR INTERNAL USE ONLY                   4

Additional Frequently Asked Questions of Employee Benefit Plans held in Custody at Smith Barney Corporate Trust Company

How does this change affect plan participants?

If your plan currently allows participants to hold shares of any of the three Acquired Funds (Mortgage Backed Investments, Multi-Sector Fixed Income Investments, Long-Term Bond Investments) then effective on June 4, 2004 the plan/participant shares will be merged into the Acquiring Fund, Core Fixed Income Investments.

Quarterly participant statements as well as all other plan information will no longer reflect information regarding the Acquired Funds. Instead, information pertaining to the Acquiring Fund, Core Fixed Income Investments will appear.

On what date can participants no longer purchase shares of the Acquired Funds?

Participants that currently hold shares of Mortgage Backed Investments, Multi-Sector Fixed Income Investments or Long-Term Bond Investments may continue to direct contributions into these funds through on or about June 1, 2004.

On what date can participants no longer sell shares of the Acquired Funds?

In order to prepare for the acquisition, on or about June 1, 2004 will be the final date that participants can request to sell the Acquired Funds.

What will happen to participant contributions to the Acquired Funds after June 4, 2004?

Beginning on or about June 7, all contributions previously directed to the Acquired Funds will be deposited into the Acquiring Fund, Core Fixed Income Investments.

When can participants begin to purchase the Core Fixed Income Investments?

Purchases of the Core Fixed Income Investments may begin on or about June 4, 2004.

Can a participant sell shares of the Acquired Funds and reallocate his or her account?

Yes, until on or about June 1 a participant may reallocate his or her account by selling shares of the Acquired Funds and buying other available investment options or redeeming shares of the Acquired Funds.

Has Smith Barney informed my plan's recordkeeper of this merger?

Recordkeepers that have on-line trading capabilities with Smith Barney Corporate Trust Company have been notified of the merger. To ensure complete disclosure, plan sponsors should also pass this information on to recordkeepers that do not have on-line trading capabilities with Smith Barney Corporate Trust Company as well as any other interested parties of the plan.

Was the proxy statement mailed to plan participants?

No. The proxy statement was only mailed to plan sponsors for voting.

When will participant statements reflect the name of the Acquiring Fund (Core Fixed Income Investments)?

Recordkeepers which obtain information from Smith Barney electronically and that have been informed by Smith Barney of the merger will begin to reflect information for Core Fixed Income Fund Investments on participant statements beginning on or about June 30, 2004.

FOR INTERNAL USE ONLY                   5

When can the merger be communicated to plan participants?

Information regarding the merger can be communicated after the shareholder meeting, which is currently scheduled for March 16, 2004. Smith Barney Corporate Trust Company will send an update to plan sponsors once the merger is approved.


(C)2004 Citigroup Global Markets Inc. Member SIPC. Smith Barney and Consulting Group are divisions of Citigroup Global Markets Inc. Smith Barney is a service mark of Citigroup Global Markets Inc. and its affiliates and is used and registered throughout the world. CITIGROUP and the Umbrella Device are trademarks and service marks of Citicorp or its affiliates and are used and registered throughout the world.

On December 3, 2003, the Board of Trustees of Consulting Group Capital Markets Funds (the "Trust") approved, subject to approval by the shareholders of the Mortgage Backed Investments, Multi-Sector Fixed Income Investments and Long-Term Bond Investments (the "Acquired Portfolios"), a proposed Plan of Reorganization providing for (i) the acquisition of all of the assets of each of the Acquired Portfolios in exchange for shares of beneficial interest of Intermediate Fixed Income Investments (the "Acquiring Portfolio") and the assumption by the Acquiring Portfolio of all the liabilities of each of the Acquired Portfolios and (ii) the distribution to shareholders of each Acquired Portfolio of such shares of beneficial interest of the Acquiring Portfolio in liquidation of each Acquired Portfolio and the cancellation of each Acquired Portfolio's outstanding shares. On that date, the Board of Trustees of the Trust also approved, subject to approval by the shareholders of the Acquiring Portfolio, a change in the investment objective of the Acquiring Portfolio. The current investment objective of the Acquiring Portfolio is "Current income and reasonable stability of principal." If shareholders approve the change to the Portfolio's investment objective, the Portfolio's new investment objective will be "Maximum total return, consistent with preservation of capital and prudent investment management." Approval of each of these proposals by the respective shareholders is conditioned on approval of the other proposal.

Proxy materials describing these proposals were mailed on or about January 27, 2004, 2004 to all shareholders of record as of January 22, 2004 of each of the Acquired Portfolios and the Acquiring Portfolio in anticipation of a special meeting of shareholders to be held on March 16, 2004.

Shares of the Acquired Portfolios will continue to be offered to new investors and will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until June 4, 2004, the date of the reorganization of the Acquired Portfolios. Shares will also continue to be issued to shareholders who have elected to have their dividends automatically reinvested until June 4, 2004. Shareholders in the Acquired Portfolios may exchange their shares into other available funds, or redeem their shares, as provided in the Portfolios' prospectus, until June 4, 2004.

FOR INTERNAL USE ONLY                   6

SmithBarney
      citigroup[LOGO]


February 18, 2004

Dear Plan Sponsor:

Consulting Group Capital Markets Funds (the "Funds") recently circulated proxy materials regarding a proposed transaction involving Mortgage Backed Investments, Multi-Sector Fixed Income Investments, and Long-Term Bond Investments (the "Acquired Funds"). The proxy materials requested your vote, as a plan sponsor whose investment menu includes the Acquired Funds, to approve the proposed Plan of Reorganization.

Under the Plan, all of the assets of each of the Acquired Funds would be transferred into the Intermediate Fixed Income Investments Fund (the "Acquiring Fund") and the Acquiring Fund would be renamed Core Fixed Income Investments, and its investment strategy going forward would be modified. Each holder of shares in an Acquired Fund would receive shares in the Acquiring Fund having the same net asset value as the Acquired Fund shares held at the time of closing of the transaction. As a plan sponsor entitled to vote on these matters, you should return your proxy card or otherwise vote the shares of the Acquired Funds in your plan by March 16, 2004, the meeting date.

If the proposed Plan of Reorganization is approved by the required margins described in the proxy statement, you will then need to communicate with your plan participants about the resulting changes to Funds available under your plan. Smith Barney Corporate Trust Company will be providing you with a form letter that you can send to each of your plan's participants making them aware of the changes to your plan's investment menu. The shareholder meeting at which the votes will be tabulated and reported is scheduled to occur on March 16, 2004. If the vote is completed on that date, we expect to provide you with the form of participant letter in late March 2004. You will want to pass this information on to your plan participants in a timely manner in order to allow them the opportunity to give careful consideration to their ongoing investment choices within the plan prior to the scheduled closing of the reorganization transaction. We expect the closing to occur on or about June 4, 2004. (The actual effective date of the transaction will be provided in the form of participant communication being sent to you.)

If you have any questions regarding the proxy vote or the proposal, please contact the proxy provider as outlined in the proxy statement. Of course, if you have any questions regarding the plan or its investments, please contact your Smith Barney Financial Consultant.

Thank you.

Smith Barney Corporate Trust Company

cc: Financial Consultant

March X, 2004

Dear Plan Sponsor:

We sent you a letter on February X, 2004 regarding the Consulting Group Capital Markets ("CGCM") Funds proposal that would allow the Intermediate Fixed Income Fund to enter into a Plan of Reorganization with three other CGCM Funds. The proposed Plan was the subject of proxy materials sent to you. That correspondence indicated that a form of participant communication would be provided to you for distribution to your plan participants if the reorganization proposal were in fact approved by Fund shareholders at a meeting on March 16, 2004.

The proposed plan of reorganization was approved by the necessary shareholder votes at that meeting. Accordingly, we are enclosing a form of letter that you may utilize to communicate your plan's investment menu change which will be effective on June 4, 2004. Please provide this information to your plan's participants in a timely manner in order to allow them the opportunity to consider whether to reallocate their investment portfolio prior to the scheduled effective date of the reorganization, June 4, 2004, should they choose to do so.

In order to ensure that all parties are aware of this change, please also communicate the information regarding this upcoming change to any interested parties, such as recordkeepers, accountants, actuaries, etc.

If you have any questions, please contact your Smith Barney Financial
Consultant.

Smith Barney Corporate Trust Company

cc: Financial Consultant

Client's Corporate Letterhead

URGENT INFORMATION REGARDING YOUR RETIREMENT PLAN

A Message to Participants in the (insert plan name)

A proposal was approved by the shareholders of certain Consulting Group Capital Markets Funds at a meeting held on March 16, 2004 DATE that may affect the investments in your account within our retirement plan. The proposal stated that the Intermediate Fixed Income Fund (the "Acquiring Fund") will acquire all of the assets held by the Mortgage Backed Investments, Multi-Sector Fixed Income Investments and Long-Term Bond Investments. Shareholders of these three Funds would become shareholders in the Acquiring Fund. The Acquiring Fund's name will also be changed to Core Fixed Income Investments. The investment objective is:

Maximum total return, consistent with preservation of capital and prudent investment management.

What are the potential benefits of the merger and creation of a Core Fixed Income Portfolio?
Smith Barney Consulting Group, manager of the Consulting Group Capital Markets funds, explained to the Board of Trustees that due to a combination of factors, including the smaller size of the Acquired Funds, current market conditions and the past performance of the Acquired Funds relative to their respective benchmarks and peer groups, Consulting Group believes shareholders would benefit from a tax-free reorganization into a combined larger fund with similar investment objectives and policies and with a lower total annual expense ratio.

Additionally, the Merger is intended to:
     . Provide for a combined fund with a lower expense ratio (before and after waivers) than that currently available through the Acquired Funds or Acquiring Fund;
     . Eliminate funds with below median performance records as compared to their respective benchmarks and peer groups;

     . Consolidate assets under management in the combined fund, which may provide enhanced opportunities to realize greater economies of scale and increase distribution capabilities;
     . Benefit shareholders with greater economies of scale through lower expense ratios and higher net income distributions over time. This will occur as some of the fixed expenses currently paid by the Acquiring Fund, such as accounting, legal and printing costs, would be spread over a larger asset base;
     . Allow for a more effective implementation of Consulting Group's asset allocation recommendations.

Finally, the change in investment objective and policies of the Acquiring Fund may allow for a more flexible investment strategy, which may afford an opportunity to achieve better performance for the combined fund.

How does this change affect me?

If you currently own shares of any of the three Acquired Funds (Mortgage Backed Investments, Multi-Sector Fixed Income Investments, Long-Term Bond Investments) then effective on or about June 4, 2004, your existing shares will be cancelled and you will instead have that number of shares of the Acquiring Fund, Core Fixed Income Investments, having an equivalent net asset value as all of the shares of Acquired Funds that you previously held.

Going forward, your quarterly account statement as well as all other plan information will no longer reflect information regarding the Acquired Funds. Instead, information pertaining to the Acquiring Fund, Core Fixed Income Investments (or any other investments to which you choose to reallocate your account), will appear.

On what date can I no longer purchase shares of the Acquired Funds?

If you currently own shares of Mortgage Backed Investments, Multi-Sector Fixed Income Investments or Long-Term Bond Investments, then you may continue to direct contributions into these funds through on or about June 1, 2004.

On what date can I no longer sell shares of the Acquiring Funds?

In order to prepare for the reorganization, one calendar week prior to the Acquisition Date, requests to sell will no longer be accepted by the Acquired Funds.

What will happen to my contributions to the Acquired Funds after the effective date?

Beginning on or about June 4, 2004, all contributions that you previously directed to the Acquired Funds will be invested in shares of the Acquiring Fund, Core Fixed Income Investments.

When can I begin to purchase the Core Fixed Income Investments?

You may begin to purchase Core Fixed Income Investments on or about June 4, 2004.

Can I sell my shares of the Acquired Funds and reallocate my account?

Yes, until on or about June 1, 2004 you may reallocate your account by exchanging shares of the Acquired Funds into other available investment options under the plan (consistent with any plan provisions about such exchanges), or by redeeming some or all of your shares of the Acquired Funds.

Who can I call if I have further questions about this change to the plan?

You may contact (NAME Of Plan Administrator) at (Phone Number) with further questions.

(C)2004 Citigroup Global Markets Inc. Member SIPC. Smith Barney and Consulting Group are divisions of Citigroup Global Markets Inc. Smith Barney is a service mark of Citigroup Global Markets Inc. and its affiliates and is used and registered throughout the world. CITIGROUP and the Umbrella Device are trademarks and service marks of Citicorp or its affiliates and are used and registered throughout the world.

On December 3, 2003, the Board of Trustees of Consulting Group Capital Markets Funds (the "Trust") approved, subject to approval by the shareholders of the Mortgage Backed Investments, Multi-Sector Fixed Income Investments and Long-Term Bond Investments (the "Acquired Portfolios"), a proposed Plan of Reorganization providing for (i) the acquisition of all of the assets of each of the Acquired Portfolios in exchange for shares of beneficial interest of Intermediate Fixed Income Investments (the "Acquiring Portfolio") and the assumption by the Acquiring Portfolio of all the liabilities of each of the Acquired Portfolios and (ii) the distribution to shareholders of each Acquired Portfolio of such shares of beneficial interest of the Acquiring Portfolio in liquidation of each Acquired Portfolio and the cancellation of each Acquired Portfolio's outstanding shares. On that date, the Board of Trustees of the Trust also approved, subject to approval by the shareholders of the Acquiring Portfolio, a change in the investment objective of the Acquiring Portfolio. The current investment objective of the Acquiring Portfolio is "Current income and reasonable stability of principal." If shareholders approve the change to the Portfolio's investment objective, the Portfolio's new investment objective will be "Maximum total return, consistent with preservation of capital and prudent investment management."
Approval of each of these proposals by the respective shareholders is conditioned on approval of the other proposal.
Proxy materials describing these proposals were mailed on or about January 27, 2004, 2004 to all shareholders of record as of January 22, 2004 of each of the Acquired Portfolios and the Acquiring Portfolio in anticipation of a special meeting of shareholders to be held on March 16, 2004.

Shares of the Acquired Portfolios will continue to be offered to new investors and will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until June 4, 2004, the date of the reorganization of the Acquired Portfolios. Shares will also continue to be issued to shareholders who have elected to have their dividends automatically reinvested until June 4, 2004. Shareholders in the Acquired Portfolios may exchange their shares into other available funds, or redeem their shares, as provided in the Portfolios' prospectus, until June 4, 2004.